Annex H

ANDERSEN GROUP, INC.

2003 STOCK OPTION PLAN

ARTICLE I.

Establishment of Plan; Definitions

           1.1      Purpose.  The purpose of the Andersen Group, Inc. 2003 Stock Option Plan is to provide an incentive to key employees, directors and consultants to Andersen Group, Inc. (the "Corporation") who are in a position to contribute materially to the long‑term success of the Corporation, to increase their interest in the Corporation's welfare, and to aid in attracting and retaining employees, directors and consultants of outstanding ability.

           1.2.     Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

           (a)       "Board" shall mean the Board of Directors of the Corporation.

           (b)      "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

           (c)      "Committee" shall mean the Compensation Committee of the Board or such other committee which may be designated by the Board to administer the Plan.  The Committee shall be composed of two or more Non-Employee Directors, as defined in Rule 16b-3 under the 1934 Act, as such Rule 16b-3 may be amended from time to time, as appointed from time to time by the Board.

(d)      "Common Stock" shall mean shares of the Corporation's Common Stock, par value $0.01 per share, or if the outstanding shares of Common Stock are hereafter changed into or exchanged for different shares or securities of the Corporation, such other shares or securities.

           (e)       "Consultants" shall mean individuals who provide services to the Corporation who are not Employees or Directors.

           (f)       "Directors" shall mean those members of the Board of Directors of the Corporation who are not Employees.

(g)      "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his or her duties and obligations to the Corporation or any of its Subsidiaries or to participate effectively and actively in the management of the Corporation or any of its Subsidiaries for a period of at least 180 consecutive days, as determined in the reasonable judgment of the Committee or the Board.

           (h)      "Employee" shall mean any common law employee, including officers, of the Corporation as determined under the Code and the Treasury Regulations thereunder.

           (i)       "Fair Market Value" shall mean the closing price of the Stock as quoted by NASDAQ for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales, or if the Stock is not traded on NASDAQ, the fair market value of the Stock as determined by the Committee on the basis of a review of the facts and circumstances at the time.

           (j)       "Grantee" shall mean an Employee, Director or Consultant granted a Stock Option under this Plan.

           (k)      "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Article II of this Plan.

           (l)       "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Article III of this Plan.

(m)           "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

(n)      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

           (o)      "Plan" shall mean the Andersen Group, Inc. Stock Option Plan as set forth herein and as amended from time to time.

           (p)      "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

           (q)      "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

(r)              "Subsidiary" shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

           (s)       "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its parent or subsidiary corporation.

           1.3.     Shares of Stock Subject to the Plan.  Subject to the provisions of Section 4.2 of the Plan, the Stock which may be issued or transferred pursuant to Stock Options granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 670,000 shares in the aggregate.  If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock which are no longer subject to Stock Options may again become available for the grant of Stock Options.  There shall be no terms and conditions in an Incentive Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Non-Qualified Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

           1.4.     Administration of the Plan.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan.  Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

           1.5.     Amendment or Termination.  The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees with respect to Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to Grantees under the Plan, change the class of Employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

           1.6.     Effective Date and Duration of the Plan.  This Plan shall become effective on September 2, 2003.  This Plan shall terminate at the close of business on September 1, 2013, and no Stock Option may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore issued or granted.

ARTICLE II

Incentive Stock Option Provisions

           2.1.     Granting of Incentive Stock Options.

           (a)       Only key Employees of the Corporation shall be eligible to receive Incentive Stock Options under the Plan.  Directors and Consultants of the Corporation who are not also Employees shall not be eligible to receive Incentive Stock Options.

           (b)      The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

           (c)      No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

           (d)      The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares of Stock subject to each Incentive Stock Option.

           (e)       The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable.  Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code.

           (f)       The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options, whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options.  The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

           (g)      Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee's employer corporation and any subsidiary corporations) shall not exceed $100,000.

           2.2.     Exercise of Incentive Stock Options.  The option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2.2.  Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

           2.3.     Termination of Employment.

           (a)       If a Grantee's employment with the Corporation is terminated other than by Disability or death, the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Incentive Stock Option would otherwise expire or three months after such termination of employment, and such Incentive Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

           (b)      If a Grantee's employment with the Corporation is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Incentive Stock Option would otherwise expire or twelve months after such termination of employment, and such Incentive Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

           (c)      If a Grantee's employment with the Corporation is terminated by reason of death, the representative of his or her estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such date of death, to exercise any then outstanding Incentive Stock Options in whole or in part.  If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of his or her estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

ARTICLE III

Non-Qualified Stock Option Provisions

           3.1.     Granting of Stock Options.

           (a)       Employees, Directors and Consultants shall be eligible to receive Non-Qualified Stock Options under the Plan.

           (b)      The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

           (c)      The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or Consultant who has previously received Non-Qualified Stock Options or other stock options, whether such prior Non-Qualified Stock Options or other stock options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

           (d)      The Committee shall determine the purchase price of each share of Stock subject to a Non-Qualified Stock Option.  Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted.

           (e)       The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable.  Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

           (f)       No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

           3.2.     Exercise of Stock Options.   The option price of a Non-Qualified Stock Option shall be payable on exercise of the Stock Option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 3.2.  Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

           3.3.     Termination of Relationship.

           (a)       If a Grantee's employment with the Corporation is terminated, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to be a Consultant, other than by reason of Disability or death, the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date established by the Committee at the time of grant or three months after the Grantee's last date of employment or cessation of being a Director or Consultant, and such Non-Qualified Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director or Consultant.

           (b)      If a Grantee's employment is terminated by reason of Disability, a Director Grantee ceases to be a Director by reason of Disability or a Consultant Grantee ceases to be a Consultant by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Non-Qualified Stock Option would otherwise expire or twelve months after the Grantee's last date of employment or cessation of being a Director or Consultant, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director or Consultant.

           (c)      If a Grantee's employment is terminated by reason of death, a Director Grantee ceases to be a Director by reason of death or a Consultant Grantee ceases to be a Consultant by reason of death, the representative of his or her estate or beneficiaries thereof to whom the Non-Qualified Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Non-Qualified Stock Option would otherwise expire or twelve months following his or her death to exercise any then outstanding Non-Qualified Stock Options in whole or in part.  If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his or her estate or beneficiaries thereof to whom the Non-Qualified Stock Option has been transferred shall have the right to exercise such Non-Qualified Stock Options in whole or in part.

ARTICLE IV

 General Provisions

           4.1.     Substitution of Options.  In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Stock Options under this Plan for stock options under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares of Stock subject to the Stock Option immediately after the substitution over the aggregate option price of such Stock is not more than the similar excess immediately before such substitution and (ii) the new Stock Option does not give the Grantee additional benefits, including any extension of the exercise period.

           4.2.     Adjustment Provisions.

           (a)       In the event that a dividend shall be declared upon the Stock payable in shares of the Corporation's Common Stock, the number of shares of Stock then subject to any Stock Option outstanding under the Plan and the number of shares reserved for the grant of Stock Options pursuant to the Plan shall be adjusted by adding to each such number the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Corporation entitled to receive such share dividend.

           (b)      If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Corporation or of another corporation, whether through split‑up, merger, consolidation, reorganization, reclassification or recapitalization, then there shall be substituted for each share of Stock subject to any such Stock Option and for each share of Stock reserved for the grant of Stock Options pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each share of Stock shall have been exchanged.

           (c)      In the event there shall be any change, other than as specified above in this Section 4.2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options pursuant to the Plan and of the shares then subject to Stock Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Option outstanding thereunder.

           (d)      In the case of any such substitution or adjustment as provided for in this Section 4.2, the option price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 4.2, and the price per share shall be adjusted accordingly.

           (e)       No adjustment or substitution provided for in this Section 4.2 shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

           (f)       Upon any adjustment made pursuant to this Section 4.2, the Corporation will, upon request, deliver to the Grantee a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

           4.3.     General.

           (a)       Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

           (b)      The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

           (c)      No Employee, Director or Consultant and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein.  The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option.

           (d)      No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his or her conservator.

           (e)       Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

                     (1)      Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee or Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                     (2)      The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee or Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

           (f)       All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof.  The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise.  In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

           (g)      In the case of a grant of a Stock Option to any Employee of a Subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

           (h)      A Grantee entitled to Stock as a result of the exercise of a Stock Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued.  No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.  The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

           (i)       The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.